[redacted]

NEW MEXICO ASSOCIATION OF REALTORS®
COUNTEROFFER NO. __1__ – 2020

This Counteroffer is made a part of the ☐Residential ☐Commercial ☐Vacant Land ☐Farm and Ranch Purchase Agreement dated __December 16 2022__ between __Arrived Holdings INC., and or assign__ ______________________ ("Buyer") and [redacted] ______________________ ("Seller") and relating to the purchase of the following Property:

10227 Cristalino Rd SW	Albuquerque	87121
Address	City	Zip Code

LT 10-P1 BLK 2 SECOND CORRECTION PLAT OF ARROWWOOD HILLS UNIT 1 CONT .1074 AC
Legal Description

or see metes and bounds description attached as Exhibit ______, __Bernalillo__ County, New Mexico; the above-described Purchase Agreement is hereinafter referred to as "Purchase Agreement".

I. INCORPORATED COUNTEROFFERS. Counteroffers that are NOT expressly referenced below are NOT incorporated into the Purchase Agreement. **Counteroffers __none__ are incorporated by reference into the Purchase Agreement, except as expressly modified by this Counteroffer.**

II. CHANGES TO TERMS OF PURCHASE AGREEMENT. The terms of the Purchase Agreement are changed as follows:

1. Purchase Price to be $310,000.00.

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NEW MEXICO ASSOCIATION OF REALTORS®
COUNTEROFFER NO. 1 – 2020

III. UNCHANGED TERMS REMAIN THE SAME. All other terms and conditions of the Purchase Agreement not otherwise modified by this Counteroffer remain unchanged.

IV. EXPIRATION DATE/DELIVERY. This Counteroffer will expire unless acceptance is delivered in writing to ☐ Buyer or Buyer's Broker or ☐ Seller or Seller's Broker on or before ____________ at ____________ ☐ a.m. ☐ p.m. Mountain Standard Time.

V. WITHDRAW. Unless acceptance is delivered in accordance with Section IV, this Counteroffer may be withdrawn at any time prior to the Expiration Date.

If rejecting or making a subsequent Counteroffer, party receiving this Counteroffer SHOULD NOT sign this Counteroffer; but should initial below, which indicates this Counteroffer was seen/reviewed.

RECEIVING PARTY

☐ **REJECTS & SUBMITS** Counteroffer ________ (NMAR Form 5102). **INITIALS:** ________ ________

☐ **REJECTS this Counteroffer. INITIALS:** ________ ________

BUYER AND/OR SELLER'S SIGNATURE BELOW INDICATES BUYER AND/OR SELLER'S ACCEPTANCE OF THIS COUNTEROFFER.

BUYER

[redacted] Arrived Holdings INC., and or assign — Date: 12/19/2022 — Time

Buyer Signature — Date — Time

[redacted] Time

Seller Signature — Date — Time